MUNIINSURED FUND, INC.

FILE # 811-5190

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
4/21/04	Regents of the Univ of Calif. Hospital 5.25% 5/15/30	256,165,000	1,000,000	Citigroup